Exhibit 4.2

THREDUP INC.
TENTH AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT

	6.5	Publicity	26

7.	Additional Covenants		26
	7.1	Board Matters	26
	7.2	Successor Indemnification	26
	7.3	Employee Agreements	27
	7.4	Employee Stock	27
	7.5	Lock-Up	27
	7.6	Stock Option Grants	28
	7.7	Insurance	28
	7.8	Termination of Covenants	28

8.	Drag Along Right		29
	8.1	Actions to be Taken	29
	8.2	Exceptions	30
	8.3	Restrictions on Sales of Control of the Company	32
	8.4	Term	32

9.	Miscellaneous		32
	9.1	Successors and Assigns	32
	9.2	Additional Investors	33
	9.3	Additional Key Holders	33
	9.4	Governing Law	33
	9.5	Counterparts; Facsimile	33
	9.6	Titles and Subtitles	33
	9.7	Notices	34
	9.8	Amendments and Waivers	34
	9.9	Severability	35
	9.10	Delays or Omissions	35
	9.11	Aggregation of Stock	35
	9.12	Entire Agreement	36
	9.13	Legend on Share Certificates	36
	9.14	Stock Splits, Stock Dividends, etc	36
	9.15	Further Assurances	36
	9.16	Acknowledgment	36
	9.17	Spousal Consent	37
	9.18	Amendment and Restatement of Prior Rights Agreement	37
	9.19	Waiver of Right of First Offer	37
Schedule A - Schedule of Investors
Schedule B - Schedule of Key Holders

ii.

TENTH AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
THIS TENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this “Agreement”) is made as of the 16th day of February, 2021, by and among THREDUP INC., a Delaware corporation (the “Company”), each holder of the Company’s Series A Preferred Stock listed on SCHEDULE A hereto, each of which is referred to in this Agreement as a “Series A Holder,” each holder of the Company’s Series A-1 Preferred Stock listed on Schedule A hereto, each of which is referred to in this Agreement as a “Series A-1 Holder,” each holder of the Company’s Series B Preferred Stock listed on SCHEDULE A hereto, each of which is referred to in this Agreement as a “Series B Holder,” each holder of the Company’s Series C Preferred Stock listed on SCHEDULE A hereto, each of which is referred to in this Agreement as a “Series C Holder,” each holder of the Company’s Series D Preferred Stock listed on SCHEDULE A hereto, each of which is referred to in this Agreement as a “Series D Holder,” each holder of the Company’s Series E Preferred Stock listed on SCHEDULE A hereto, each of which is referred to in this Agreement as a “Series E Holder,” each holder of the Company’s Series E-1 Preferred Stock listed on SCHEDULE A hereto, each of which is referred to in this Agreement as a “Series E-1 Holder,” each holder of the Company’s Series F Preferred Stock listed on SCHEDULE A hereto, each of which is referred to in this Agreement as a “Series F Holder,” and each of the stockholders listed on SCHEDULE B hereto, each of whom is referred to herein as a “Key Holder” (as further defined below).
RECITALS
WHEREAS, the Company, the Series A Holders, the Series A-1 Holders, the Series B Holders, the Series C Holders, the Series D Holders, the Series E Holders, the Series E-1 Holders and the Series F Holders are parties to a Ninth Amended and Restated Investors’ Rights Agreement, dated December 3, 2020 (the “Prior Rights Agreement”); and
WHEREAS, the requisite percentage of the Series A Holders, the Series A-1 Holders, the Series B Holders, the Series C Holders, the Series D Holders, the Series E Holders, the Series E-1 Holders and the Series F Holders under the Prior Rights Agreement and the Company desire and hereby agree to amend and restate the Prior Rights Agreement and further agree that this Agreement shall govern the rights of the Investors to designate the election of certain members of the Company’s Board of Directors (the “Board”) in accordance with the terms of this Agreement, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.
NOW, THEREFORE, the parties hereby agree as follows:
1.Definitions. For purposes of this Agreement:
(a)“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or other fund now or hereafter existing that is controlled by
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one or more general partners (or member thereof) or managing members (or member thereof) of, or shares the same management company with, such Person.
(b)“Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then applicable conversion ratio.
(c)“Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.
(d)“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
(e)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(f)“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
(g)“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
(h)“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC
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that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(i)“Holder” means any holder of Registrable Securities who is a party to this Agreement.
(j)“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
(k)“Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Section 9.1 , each person who hereafter becomes a signatory to this Agreement pursuant to Section 9.2, and any one of them, as the context may require.
(l)“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
(m)“Key Holders” means the persons named on Schedule B hereto, each person to whom the rights of a Key Holder are assigned pursuant to Section 4.5, each person who hereafter becomes a signatory to this Agreement pursuant to Section 9.1 or 9.3, and any one of them, as the context may require.
(n)“Key Holder Registrable Securities” means (i) the shares of Common Stock held by the Key Holders, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.
(o)“Major Investor” means (i) any Series A Holder, Series A-1 Holder, Series B Holder or Series C Holder that, individually or together with such Investor’s Affiliates, holds at least 1,500,000 shares of Preferred Stock (excluding Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, or Series F Preferred Stock) (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after August 27, 2019), (ii) any Series D Holder that, individually or together with such Investor’s Affiliates, holds at least 2,209,163 shares of Series D Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after August 27, 2019), (iii) any Series E Holder that, individually or together with such Investor’s Affiliates, holds at least 2,588,643 shares of Series E Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after August 27, 2019), (iv) any Series E-1 Holder that, individually or together with such Investor’s Affiliates, holds at least 798,964 shares of Series E-1 Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after August 27, 2019), (v) any Series F Holder that, individually or together with such Investor’s Affiliates, holds at least 2,905,329 shares of Series F Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after August 27, 2019) and (vi) each of the Willett Investors; provided, however, that if any Willett Investor sells or transfers any shares of Series F Preferred Stock, other than to another Willett
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Investor or to an Affiliate of a Willett Investor, no Willett Investor will be deemed a “Major Investor”.
(p)“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
(q)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(r)“Preferred Directors” means the Upfront Designee, Highland Designee, Redpoint Designee and the Trinity Designee.
(s)“Preferred Stock” means, collectively, the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock, the Series E-1 Preferred Stock and the Series F Preferred Stock.
(t)“Proxy” shall have the meaning set forth in Section 3.6.
(u)“QPO” means the closing of a firm commitment underwritten public offering under the Securities Act of the Common Stock in connection with which all shares of Preferred Stock are converted to Common Stock.
(v)“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after August 27, 2019; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Sections 2.1, 2.11, and 5.1; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 9.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.11 of this Agreement.
(w)“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
(x)“Restated Certificate” means the Company’s Eighth Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.
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(y)“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 9.13 hereof.
(z)“SEC” means the Securities and Exchange Commission.
(aa)“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
(bb)“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
(cc)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(dd)“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.
(ee)“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.
(ff)“Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.0001 per share.
(gg)“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.
(hh)“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.
(ii)“Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.0001 per share.
(jj) “Series E Preferred Stock” means shares of the Company’s Series E Preferred Stock, par value $0.0001 per share.
(kk)“Series E-1 Preferred Stock” means shares of the Company’s Series E-1 Preferred Stock, par value $0.0001 per share.
(ll)“Series F Preferred Stock” shall have the meaning set forth in the preamble.
(mm)“Shares” means any securities of the Company, the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock,
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and Series F Preferred Stock by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.
(nn)“Stockholders” means the Investors and the Key Holders.
(oo)“Willett Investors” means each of (i) 113011 Investment Holdings LLC provided that it  holds at least 2,026,396 shares of Series F Preferred and (ii) 63019 Holdings LLC, provided that it holds at least 344,487 shares of Series F Preferred Stock (in each case, as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after August 27, 2019).
2.REGISTRATION RIGHTS. The Company covenants and agrees as follows:
2.1Demand Registration
(a)Form S-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding and held by Investors that the Company file a Form S-1 registration statement with respect to the Registrable Securities then outstanding, then the Company shall (i) within fifteen (15) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.1(d).
(b)Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $1 million, then the Company shall (i) within fifteen (15) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.1(d).
(c)Blackout Periods. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the
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Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.
(d)Limitations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration (except for a MAC Withdrawal (as defined below)), elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).
2.2Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each
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such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
2.3Underwriting Requirements.
(a)If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting (excluding any Key Holder Registrable Securities) shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
(b)In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the
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Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering, or (iii) notwithstanding (ii) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering.
2.4Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration or (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
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(d)use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(i)after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
2.5Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company in writing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to
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Section 2.1(a) or Section 2.1(b), as the case may be. In addition, if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information (a “MAC Withdrawal”), then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection
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with defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the net proceeds from the offering received by such Holder (including net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.
(d)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or
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omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder
(e)Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
(b)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10Restrictions on Transfer.
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(a)The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(b)The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.10. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.10. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 9.13, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
2.11Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least a majority of the then outstanding Registrable Securities then held by all Holders (excluding any Key Holder Registrable Securities), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1 or Section 2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will
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not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.
2.12Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall (a) not apply at any time when all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144 and (b) terminate upon the earliest to occur of (i) the closing of a Deemed Liquidation Event (as defined in the Restated Certificate) or (ii) the fifth anniversary of a QPO.
3.Voting Provisions Regarding Board of Directors.
3.1Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at eleven (11) directors.
3.2Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:
(a)Reserved.
(b)One individual designated by the holders of a majority of the then-outstanding shares of Series D Preferred Stock, voting as a separate series on an as-converted to Common Stock basis, provided, however, that Upfront (as defined below) shall designate this individual so long as Upfront and its Affiliates continue to own beneficially at least 2,750,000 shares of Series D Preferred Stock, which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like, which individual shall initially be Greg Bettinelli (the “Upfront Designee”);
(c)One individual designated by the holders of a majority of the then-outstanding shares of Series C Preferred Stock, voting as a separate series on an as-converted to Common Stock basis, provided, however, that Highland (as defined below) shall designate this individual so long as Highland and its Affiliates continue to own beneficially at least 1,500,000 shares of Series C Preferred Stock, which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like, which individual shall initially be Dan Nova (the “Highland Designee”);
(d)One individual designated by the holders of a majority of the then-outstanding shares of Series B Preferred Stock, voting as a separate series on an as-converted to Common Stock basis, provided, however, that Redpoint (as defined below) shall designate this individual so long as Redpoint and its Affiliates continue to own beneficially at least 1,500,000 shares of Series B Preferred Stock, which number is subject to appropriate adjustment for all
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stock splits, dividends, combinations, recapitalizations and the like, which individual shall initially be Timothy Haley (the “Redpoint Designee”);
(e)One individual designated by the holders of a majority of the then-outstanding shares of Series A-1 Preferred Stock, voting as a separate series on an as-converted to Common Stock basis, provided, however, that Trinity (as defined below) shall designate this individual so long as Trinity and its Affiliates continue to own beneficially at least 1,500,000 shares of Series A-1 Preferred Stock, which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like, which individual shall initially be Patricia E. Nakache (the “Trinity Designee”);
(f)Two individuals designated by the holders of a majority of the then-outstanding shares of Common Stock, voting as a separate series, one of which directors shall be designated by the holders of a majority of the Shares held by Key Holders, which board seat shall initially be Paula Sutter, and one of which directors shall be the Company’s Chief Executive Officer (the “CEO Director”), which individual shall initially be James G. Reinhart, provided that, if for any reason the CEO Director shall cease to serve as the Company’s Chief Executive Officer, Stockholders holding shares of Common Stock shall promptly vote their respective shares (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as appointed by the Board (excluding such former CEO Director) as the new CEO Director; provided further, if at any time there is no incumbent Chief Executive Officer, then the CEO Director shall be an individual designated by the holders of a majority of the then-outstanding shares of Common Stock;
(g)Five individuals not otherwise an Affiliate of the Company or of any Investor to be designated by the holders of a majority of the then-outstanding shares of Common Stock and approved by the holders of a majority of the then outstanding shares of Preferred Stock (in each case, voting together as a single class on an as-converted to Common Stock basis) which shall initially be Jack Lazar, Norman Matthews, Ian Friedman, Mandy Ginsberg and Marcie Vu.
To the extent that any of clauses (a) through (g) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.
3.3Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.
3.4Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
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(a)no director elected pursuant to Sections 3.2 or 3.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the shares of stock, entitled under Section 3.2 to designate such director, or (ii) the Person(s) originally entitled to designate or approve such director, or occupy such Board seat, pursuant to Section 3.2 is no longer so entitled to designate or approve such director or occupy such Board seat;
(b)any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 3.2 or 3.3 shall be filled pursuant to the provisions of this Section 3; and
(c)upon the request of any party entitled to designate a director as provided in this Section 3 to remove such director, such director shall be removed.
All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.
3.5No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.
3.6Grant of Proxy. Upon the failure of any party to this Agreement to vote such party’s Shares in accordance with the terms of this Agreement within five days of the Company’s written request for such vote, such party hereby appoints and constitutes the Company as the attorney and proxy of such party with the full power of substitution and resubstitution, to the full extent of such party’s rights, with respect to all voting capital stock of the Company owned by such Stockholder, which proxy (the “Proxy”) shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 3.6 is amended to remove such party’s grant of proxy in accordance with Section 9.8, to vote all shares of capital stock then held by such party in the manner provided in Sections 3 and 8. The parties agree that the Proxy is coupled with an interest and is given to secure the performance of each party’s duties under this Agreement.
3.7Termination of Voting Provisions. The covenants set forth in this Section 3, except for Section 3.5, shall terminate and be of no further force or effect (i) immediately before the consummation of a QPO or (ii) upon a Deemed Liquidation Event, whichever event occurs first.
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4.Rights of First Refusal and Co-Sale.
4.1Special Definitions. For purposes of this Section 4, the following definitions shall apply:
(a)“Company Notice” means written notice from the Company notifying the Selling Holders that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Transfer.
(b)“Investor Notice” means written notice from a Major Investor notifying the Company and the Selling Holder that such Major Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Transfer.
(c)“Proposed Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Key Holders.
(d)“Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Transfer.
(e)“Prospective Transferee” means any person to whom a Key Holder proposes to make a Proposed Transfer.
(f)“Right of Co-Sale” means the right, but not an obligation, of a Major Investor to participate in a Proposed Transfer proposed by any Key Holder on the terms and conditions specified in the Proposed Transfer Notice.
(g)“Right of First Refusal” means the right, but not an obligation, of the Company to purchase some or all of the Transfer Stock with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.
(h)“Secondary Notice” means written notice from the Company notifying the Major Investors and the Selling Holder that the Company does not intend to exercise its Right of First Refusal as to all shares of Transfer Stock with respect to any Proposed Transfer.
(i)“Secondary Refusal Right” means the right, but not an obligation, of each Major Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Major Investors on a fully diluted basis) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.
(j)“Transfer Stock” means shares of Capital Stock owned by a Key Holder, or issued to a Key Holder after August 27, 2019 (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).
(k)“Undersubscription Notice” means written notice from a Major Investor notifying the Company and the Selling Holder that such Major Investor intends to exercise its
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option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.
4.2Right of First Refusal.
(a)Grant. Subject to the terms of Sections 4.5 and 4.6 below, each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Key Holder may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.
(b)Notice. Each Key Holder proposing to make a Proposed Transfer (each a “Selling Holder”) must deliver a Proposed Transfer Notice to the Company and each Major Investor not later than forty-five (45) days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer and the identity of the Prospective Transferee. To exercise its Right of First Refusal under this Section 4, the Company must deliver a Company Notice to the Selling Holder (with a copy to each Major Investor) within ten (10) days after delivery of the Proposed Transfer Notice.
(c)Grant of Secondary Refusal Right to Major Investors. Subject to the terms of Sections 4.5 and 4.6 below, each Selling Holder hereby unconditionally and irrevocably grants to the Major Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 4.2(c). If the Company does not intend to exercise its Right of Refusal with respect to all Transfer Stock subject to a Proposed Transfer, the Company must deliver a Secondary Notice to the Selling Holder and to each Major Investor to that effect no later than ten (10) days after the Selling Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, a Major Investor must deliver an Investor Notice to the Selling Holder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.
(d)Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Major Investors with respect to some but not all of the Transfer Stock by the end of the 10-day period specified in the last sentence of Section 4.2(c) (the “Investor Notice Period”), then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Major Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”) (with a copy to the Selling Holder). Each Exercising Investor shall, subject to the provisions of this Section 4.2(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the Selling Holder and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining
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shares available for purchase under this Section 4.2(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the Selling Holder of that fact.
(e)Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Company Notice. If the Company or any Major Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Major Investor may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Major Investors shall take place, and all payments from the Company and the Major Investors shall have been delivered to the Selling Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.
4.3Right of Co-Sale.
(a)Exercise of Right. If any Transfer Stock proposed to be transferred by a Selling Holder is not purchased pursuant to Section 4.2 above and thereafter is to be sold to a Prospective Transferee, each Major Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Transfer as set forth in Section 4.3(b) below and otherwise on the same terms and conditions specified in the Proposed Transfer Notice (provided, however, that if a Major Investor wishes to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock). Each Major Investor who desires to exercise its Right of Co-Sale must give the Selling Holder (with a copy to the Company) written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Major Investor shall be deemed to have effectively exercised the Right of Co-Sale.
(b)Shares Includable. Each Major Investor who timely exercises such Investor’s Right of Co-Sale by delivering the written notice provided for above in Section 4.3(a) may include in the Proposed Transfer all or any part of such Major Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Transfer (excluding shares purchased by the Company or the Major Investors pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Major Investor immediately before consummation of the Proposed Transfer and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Major Investors immediately prior to the consummation of the Proposed Transfer, plus the number of shares of
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Transfer Stock held by the Selling Holder. To the extent one or more of the Major Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the Selling Holder may sell in the Proposed Transfer shall be correspondingly reduced.
(c)Delivery of Certificates. Each Major Investor shall effect its participation in the Proposed Transfer by delivering to the Selling Holder, no later than fifteen (15) days after such Major Investor’s exercise of the Right of Co-Sale, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing:
(i)the number of shares of Common Stock that such Major Investor elects to include in the Proposed Transfer; or
(ii)the number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that such Major Investor elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Stock in lieu of Common Stock, such Major Investor shall first convert the Preferred Stock into Common Stock and deliver Common Stock as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.
(d)Purchase Agreement. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 4.3 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 4.3.
(e)Deliveries. Each stock certificate a Major Investor delivers to the Selling Holder pursuant to Section 4.3(c) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Selling Holder shall concurrently therewith remit or direct payment to each Major Investor the portion of the sale proceeds to which such Major Investor is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Major Investor exercising its Right of Co-Sale hereunder, no Key Holder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Major Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice.
(f)Additional Compliance. If any Proposed Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 4. The exercise or election not to exercise any right by any Major Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 4.3.
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4.4Effect of Failure to Comply.
(a)Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).
(b)Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Stock to the Company or any Major Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Major Investor may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Major Investor (or request that the Company effect such transfer in the name of a Major Investor) on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.
(c)Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Major Investor who desires to exercise its Right of Co-Sale under Section 4.3 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Major Investor the type and number of shares of Capital Stock that such Major Investor would have been entitled to sell to the Prospective Transferee under Section 4.3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 4.3. The sale will be made on the same terms and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 4.3.
4.5Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 4.2 and 4.3 shall not apply (a) upon a transfer of Transfer Stock by a Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder or any such family members; (b) to any sale of Transfer Stock in connection with a QPO; (c) to a transfer of Transfer Stock by a Holder which in the aggregate, over the term of this Agreement, amounts to no more than 7.5% of the Shares held by
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such Holder; (d) to any bona fide gift of Transfer Stock to any charitable organization described in Section 501(c)(3) of the Internal Revenue Code (the “Code”); or (e) to a transfer of Transfer Stock by one or more Key Holders pursuant to the Tender Offer (as defined in the Purchase Agreement, as may be amended from time to time) approved by the Board of Directors; provided, that solely in the case of clauses (a), (c) and (d) the Key Holder shall deliver prior written notice to the Major Investors of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Transfers of such Transfer Stock pursuant to Section 4.
4.6Termination. The provisions of Section 4 shall terminate and be of no further force or effect upon (and shall not apply in connection with) (i) the consummation of a QPO or (ii) upon a Deemed Liquidation Event, whichever event occurs first.
5.Rights to Future Stock Issuances.
5.1Right of First Offer. Subject to the terms and conditions of this Section 5.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.
(a)The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Capital Stock then held, by such Major Investor bears to the total Common Stock then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Capital Stock). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other
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Capital Stock then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Capital Stock then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 5.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 5.1(c).
(c)The Company may, during the one hundred twenty (120) day period following the expiration of the periods provided in Section 5.1(b), offer and sell the portion of New Securities, which were not purchased or acquired as provided in Section 5.1(b), to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 5.1.
(d)The right of first offer in this Section 5.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate), (ii) shares of Common Stock issued in the IPO and (iii) shares of Series F Preferred Stock issued pursuant to the Purchase Agreement.
5.2Termination. The covenants set forth in Section 5.1 shall terminate and be of no further force or effect (i) immediately before the consummation of a QPO or (ii) upon a Deemed Liquidation Event, whichever event occurs first.
6.Information Rights
6.1Delivery of Financial Statements. The Company shall deliver to each Major Investor:
(a)as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) an audited balance sheet as of the end of such year, (ii) audited statements of income and of cash flows for such year, and (iii) an audited statement of stockholders’ equity as of the end of such year. Such yearend financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
(b)as soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter;
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(c)as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month;
(d)as soon as practicable, but in any event sixty (60) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board (including at least one of the Preferred Directors) and prepared on a monthly basis;
(e)such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 6(e) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
Notwithstanding anything else in this Section 6 to the contrary, the Company may cease providing the information set forth in this Section 6 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided, however, that the Company’s covenants under this Section 6 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
6.2Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 6.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
6.3Termination of Information Rights. The covenants set forth in Section 6 shall terminate and be of no further force or effect (i) immediately before the consummation of a QPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, whichever event occurs first.
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6.4Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 6.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; or (v) with respect to Highland and Upfront, to its limited partners, prospective limited partners or otherwise in the ordinary course of business of Highland or Upfront, as applicable.
6.5Publicity. The Company will not issue any press release or make any public announcement regarding Willett Investors’ investment in the Company without the prior written consent of Willett Investors. Notwithstanding the foregoing, the Company may, without the prior consent of Willett Investors, (a) if Willett Investors’ investment in the Company has been publicly disclosed by or with the prior consent of Willett Investors, from then-forward confirm and/or disclose in public and non-public communications that Willett Investors has invested in the Company, without disclosing the terms or amount of such investment, or (b) disclose the terms and/or amount of Willett Investors’ investment (i) to a bona fide potential investor in or acquirer of the Company in connection with such potential investor’s or acquirer’s due diligence process, so long as such potential investor or acquirer has entered into a non-disclosure agreement or (ii) as required by law, rule, regulation or listing standard to do so.
7.Additional Covenants.
7.1Board Matters. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket and documented travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board.
7.2Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect
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immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.
7.3Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure, non-solicitation and proprietary rights assignment agreement, substantially in the form approved by the Board.
7.4Employee Stock. Unless otherwise approved by the Board, including the affirmative vote or written consent of the Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after August 27, 2019 shall be required to execute restricted stock or option agreements, as applicable, providing for vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following three (3) years. In addition, unless otherwise approved by the Board, including the affirmative vote or written consent of the Preferred Directors, the Company shall retain a “right of first refusal” on employee transfers until the IPO and shall have the right to repurchase unvested shares at cost upon termination of service of a holder of restricted stock.
7.5Lock-Up.
(a)Agreement to Lock-Up. Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to a registration by the Company of the sale of shares of Common Stock or any other equity securities of the Company under the Securities Act and ending on the date specified by the Company and the managing underwriter (such period not to exceed l80 days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock held immediately prior to the effectiveness of the registration statement for such registration or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capital Stock or other securities, in cash or otherwise. Any discretionary waiver or termination of the above restrictions by the Company or representatives of the underwriters shall apply to the Investors, pro rata, based on the number of shares of Capital Stock held. The foregoing provisions of this Section 7.5 shall not apply to the sale of any shares of Capital Stock to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Stockholders if all officers, directors and holders of more than one percent (1%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) enter into similar agreements. The underwriters in connection with any registered offering for which this Section 7.5 applies are intended third party beneficiaries of this Section 7.5 and shall have the
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right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in any registered offering for which this Section 7.5 or that are consistent with this Section 7.5 or that are necessary to give further effect thereto.
(b)Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Stockholder (and transferees and assignees thereof) until the end of such restricted period.
7.6Stock Option Grants. The Company will (i) obtain a third party valuation report for use by the Board in determining the fair market value of the Common Stock on the date of grant of any stock options and (ii) take any action necessary to make sure that all options comply with or are exempt from Section 409A of the Code and its applicable Treasury Regulations, including (without limitation) amending the exercise price of any outstanding options and obtaining the consent of each affected optionee to such amendment to ensure that the exercise price of each option is not below the fair market value of the Common Stock on each option’s date of grant.
7.7Insurance. As of the Initial Closing (as defined in the Purchase Agreement) the Company shall maintain, from financially sound and reputable insurers, Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board (including the Upfront Designee), and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board (including the Upfront Designee) determines that such insurance should be discontinued. The insurance policy shall not be cancelable by the Company without prior approval by the Board (including the approval of the Upfront Designee).
7.8Termination of Covenants. The covenants set forth in this Section 7, except for Sections 7.2 and 7.5, shall terminate and be of no further force or effect (i) immediately before the consummation of a QPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, whichever event occurs first.
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8Drag Along Right.
8.1Actions to be Taken. In the event that the Board, the holders of a majority of the then outstanding shares of Common Stock (excluding Common Stock issued or issuable upon conversion of Preferred Stock) and the holders of a majority of the then outstanding shares of Preferred Stock (collectively, the “Requisite Parties”) approve a transaction or series of related transactions (a) in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”) or (b) that qualifies as a Deemed Liquidation Event (any such transaction or series of related transactions are referred to herein as a “Sale of the Company”), then each Stockholder hereby agrees with respect to all Shares which it own(s) or over which it otherwise exercises voting or dispositive authority:
(a)in the event such transaction is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company, to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;
(b)to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;
(c)to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;
(d)not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Stockholder or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;
(e)to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents; and
(f)if the Sale of the Company is structured as a Stock Sale, each Stockholder shall agree to sell his, her or its Shares on the terms and conditions approved by the Requisite Parties; and
(g)in the event that the stockholders representing Requisite Parties, in connection with such Sale of the Company, appoint a stockholder representative (the
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“Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct.
8.2Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Section 8.1 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:
(a)any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Stockholder’s Shares, including, without limitation, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquiror and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency by which such Stockholder is subject or bound;
(b)the Stockholder is not required to agree (unless such Stockholder is a Company officer or employee) to any covenant not to compete in connection with the Proposed Sale;
(c)the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders);
(d)the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of
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representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders), and subject to the provisions of the Restated Certificate related to the allocation of the escrow is pro rata in proportion to the amount of consideration paid to such Stockholder in connection with such Proposed Sale (in accordance with the provisions of the Restate Certificate);
(e)liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration paid to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;
(f)upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless waived in accordance with the terms of the Restated Certificate and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Restated Certificate in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Shares includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and
(g)subject to Section 8.2(f) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of a series or class of capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such series or class of capital stock will be given the same option; provided, however, that nothing in this clause (f)
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shall entitle any Stockholder to receive any form of consideration that such Stockholder would be ineligible to receive as a result of such Stockholder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.
8.3Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Restated Certificate immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event), unless the holders of a majority of the Preferred Stock, voting together as a single class and not as a separate series and on an as-converted to Common Stock basis, otherwise approve.
8.4Term. The provisions contained in this Section 8 shall be effective as of August 27, 2019 and shall continue in effect until and shall terminate upon the earliest to occur of: (a) a QPO; (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided that the provisions of Section 8 will continue after the closing of any Sale of the Company to the extent necessary to enforce them with respect to such Sale of the Company; and (c) termination of this Agreement in accordance with Section 9.8 below.
9.Miscellaneous.
9.1Successors and Assigns.
(a)The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(b)Any successor or permitted assignee of any Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with Section 4, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.
(c)The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by an Investor to any Affiliate or (ii) to an assignee or transferee who acquires at least 500,000 shares of Capital Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction) or all of such Investors shares of Capital Stock, it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page
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hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.
(d)The rights and obligations of the Key Holders hereunder may not be assigned except in connection with a transfer of Transfer Stock in accordance with the provisions set forth in this Agreement.
(e)The rights and obligations of the Company hereunder may not be assigned under any circumstances.
9.2Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series F Preferred Stock after August 27, 2019, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series F Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
9.3Additional Key Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Key Holder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder.
9.4Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
9.5Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
9.6Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
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9.7Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on SCHEDULE A or SCHEDULE B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by ten (10) days advance written notice given in accordance with this Section 9.7 If notice is given to the Company, a copy shall also be sent to Goodwin Procter LLP, 135 Commonwealth Ave. Menlo Park, CA 94025, Attn: Caine Moss, Esq. and if notice is given to the Investors, a copy shall also be sent to Gibson, Dunn & Crutcher LLP, Attn: Richard J. Birns, 200 Park Avenue, New York, New York  10166, Cooley LLP, Attn: David R. Young, 1333 2nd Street, Suite 400, Santa Monica, California  90401 and Wilmer Cutler Pickering Hale and Dorr LLP, Attn: Peter Buckland, 950 Page Mill Road, Palo Alto, California 94304.
9.8Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Key Holders holding a majority of the shares of Capital Stock then held by the Key Holders who are then providing services to the Company as officers, employees or consultants; and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by the Investors (voting as a single class and not as separate series and on an as-converted to Common Stock basis). Notwithstanding the foregoing:
(a)this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;
(b)the consent of the Key Holders shall not be required for any amendment or waiver if such amendment or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto;
(c)SCHEDULES A and B hereto may be amended by the Company from time to time to add additional Investors or Key Holders pursuant to Sections 9.2 and 9.3, respectively, without the consent of the other parties hereto;
(d)any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party;
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(e)Reserved.
(f)Sections 3.2(b), 3.4 and 9.8(f) of this Agreement shall not be amended or waived without the written consent of Upfront;
(g)Sections 3.2(c), 3.4 and 9.8(g) of this Agreement shall not be amended or waived without the written consent of Highland;
(h)Sections 3.2(d), 3.4 and 9.8(h) of this Agreement shall not be amended or waived without the written consent of Redpoint;
(i)Sections 3.2(e), 3.4 and 9.8(i) of this Agreement shall not be amended or waived without the written consent of Trinity;
(j)Sections 3.2(f) and 9.8(j) of this Agreement shall not be amended or waived without the written consent of the holders of at least a majority of the then-outstanding shares of Common Stock.; and
(k)Sections 6.5 and 9.8(k) of this Agreement shall not be amended or waived without the written consent of Willett Investors.
The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 9.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.
9.9Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
9.10Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
9.11Aggregation of Stock. All shares of Capital Stock held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the
35.

availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.
9.12Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
9.13Legend on Share Certificates. Each certificate representing any Capital Stock issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN INVESTORS’ RIGHTS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT INVESTORS’ RIGHTS AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”
The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Capital Stock issued after the date hereof to bear the legend required by this Section 9.13 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Capital Stock upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Capital Stock to bear the legend required by this Section 9.13 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.
9.14Stock Splits, Stock Dividends, etc. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.
9.15Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
9.16Acknowledgment. The Company acknowledges that Upfront Ventures IV, L.P. (“Upfront”), Highland Capital Partners (“Highland”), Trinity Ventures X, L.P. (“Trinity”), Redpoint Ventures IV, L.P. (“Redpoint”), Global Private Opportunities Partners II LP (“GPOP”), Willett Investors, and Park West Investors Master Fund, Limited and Park West Partners International, Limited (collectively, “Park West”) are each in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete
36.

directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict Upfront, Highland, Trinity, Redpoint, GPOP, Willett Investors, or Park West from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.
9.17Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of EXHIBIT B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.
9.18Amendment and Restatement of Prior Rights Agreement. The Prior Rights Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 9.8 of the Prior Rights Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Rights Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.
9.19Waiver of Right of First Offer. By executing this Agreement, each Major Investor that is a party to the Prior Rights Agreement hereby waives the right to notice and right of first offer granted under Section 5 of the Prior Rights Agreement with respect to the sale and issuance of shares of Series F Preferred Stock pursuant to the Purchase Agreement.
[Remainder of Page Intentionally Left Blank]
37.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THREDUP INC.

By:	/s/ James Reinhart
	Name:	James G. Reinhart
	Title:	CEO

Address:

969 Broadway
Suite 200
Oakland, CA 94607
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

GLOBAL PRIVATE OPPORTUNITIES PARTNERS II LP

By: GS Investment Strategies, LLC, its investment manager

By:	/s/ Sami Ahmad
Name: Sami Ahmad
Title: Managing Director

GLOBAL PRIVATE OPPORTUNITIES PARTNERS II OFFSHORE HOLDINGS LP

By: GS Investment Strategies, LLC, its investment advisor

By:	/s/ Sami Ahmad
Name: Sami Ahmad
Title: Managing Director

Address:

c/o GS Investment Strategies LLC
200 West Street, 3rd Floor
New York, NY 10282
Attention: Sami Ahmad
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HIGHLAND CAPITAL PARTNERS VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC,
its General Partner

By:	/s/ Dan Nova
Authorized Manager

HIGHLAND CAPITAL PARTNERS VII-B LIMITED PARTNERSHIP

By:Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC,
its General Partner

By:	/s/ Dan Nova
Authorized Manager
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HIGHLAND CAPITAL PARTNERS VII-C LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC,
its General Partner

By:	/s/ Dan Nova
Authorized Manager

HIGHLAND ENTREPRENEURS' FUND VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC,
its General Partner

By:	/s/ Dan Nova
Authorized Manager
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HIGHLAND CAPITAL PARTNERS VIII LIMITED PARTNERSHIP

By: Highland Management Partners VIII Limited Partnership, its sole General Partner

By: Highland Management Partners VIII Limited, its sole General Partner

By:	/s/ Dan Nova
Name: Dan Nova
Title: Authorized Signatory

HIGHLAND CAPITAL PARTNERS VIII-B LIMITED PARTNERSHIP

By: Highland Management Partners VIII Limited Partnership, its sole General Partner

By: Highland Management Partners VIII Limited, its sole General Partner

By:	/s/ Dan Nova
Name: Dan Nova
Title: Authorized Signatory

HIGHLAND CAPITAL PARTNERS VIII-C LIMITED PARTNERSHIP

By: Highland Management Partners VIII Limited Partnership, its sole General Partner

By: Highland Management Partners VIII Limited, its sole General Partner

By:	/s/ Dan Nova
Name: Dan Nova
Title: Authorized Signatory
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

REDPOINT VENTURES IV, L.P., by its
General Partner
Redpoint Ventures IV, LLC

REDPOINT ASSOCIATES IV, LLC, as
nominee

	By:	/s/ Timothy Haley
Timothy Haley, Managing Director

Address:		3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

UPFRONT IV ANCILLARY, L.P.

By: Upfront GP IV Ancillary, L.P., its general partner

By: Upfront Ventures Management, Inc., its general partner

By:	/s/ Stuart Lander
Name:	Stuart Lander
Title:	Chief Operating Partner

UPFRONT IV, L.P.

By: Upfront GP IV, L.P., its general partner
By: Upfront Ventures Management, Inc., its general partner

By:	/s/ Stuart Lander
Name:	Stuart Lander
Title:	Chief Operating Partner

SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

UPFRONT OPPORTUNITY FUND I, L.P.

By: Upfront Opportunity Fund GP I, LLC,
its general partner

By: Upfront Ventures Management, LLC,
its managing member

By:	/s/ Stuart Lander
Name:	Stuart Lander
Title:	Chief Operating Partner

UPFRONT OPPORTUNITY FUND II, L.P.

By: Upfront Opportunity Fund GP II, LLC,
its general partner

By: Upfront Ventures Management, LLC,
its managing member

By:	/s/ Stuart Lander
Name:	Stuart Lander
Title:	Chief Operating Partner

SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

UPFRONT GROWTH I, L.P.

By: Upfront Growth GP I, LLC,
its General Partner

By: Upfront Ventures Management, LLC,
its Managing Member

By:	/s/ Stuart Lander
Name:	Stuart Lander
Title:	Chief Operating Partner

UPFRONT GROWTH II, L.P.

By: Upfront Growth GP II, LLC,
its General Partner

By: Upfront Ventures Management, LLC,
its Managing Member

By:	/s/ Stuart Lander
Name:	Stuart Lander
Title:	Chief Operating Partner
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

TRINITY VENTURES X, L.P.

BY: TRINITY TVL X, LLC,
A Delaware limited liability company
Its General Partner

By:	/s/ Nina C. Labatt
Nina C. Labatt, Management Member

TRINITY X SIDE-BY-SIDE FUND, L.P.

BY: TRINITY TVL X, LLC,
A Delaware limited liability company
Its General Partner

By:	/s/ Nina C. Labatt
Nina C. Labatt, Management Member

TRINITY X ENTREPRENEURS’ FUND, L.P., DELAWARE LIMITED PARTNERSHIP

BY: TRINITY TVL X, LLC,
A Delaware limited liability company
Its General Partner

By:	/s/ Nina C. Labatt
Nina C. Labatt, Management Member

SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KEY HOLDERS:

James Reinhart as Trustee of the Costanoa 2017 Trust dated May 5 2017

James Reinhart as Trustee of the Costanoa 2018 Trust dated October 2, 2018

James Reinhart and Michele Reinhart as Trustees of the Costanoa Family Trust dated July 22 2015 as amended

/s/ James Reinhart
James Reinhart, Trustee

/s/ James Reinhart
James Reinhart
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement and agree to be bound by the terms hereof as a Key Holder.

KEY HOLDERS:

EDWARD ALBANESE

By:	/s/ Edward Albanese
Date:	February 26, 2021
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement and agree to be bound by the terms hereof as a Key Holder.

KEY HOLDERS:

GALE MCCLUSKEY

By:	/s/ Gale McCluskey
Date:	February 26, 2021
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement and agree to be bound by the terms hereof as a Key Holder.

KEY HOLDERS:

AMY GAFFNEY

By:	/s/ Amy Gaffney
Date:	February 26, 2021
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement and agree to be bound by the terms hereof as a Key Holder.

KEY HOLDERS:

PETER REINHART

By:	/s/ Peter Reinhart
Date:	February 26, 2021
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement and agree to be bound by the terms hereof as a Key Holder.

KEY HOLDERS:

JORDAN PARK TRUST COMPANY LLC, TRUSTEE OF THE COSTANOA 2021 IRREVOCABLE TRUST DATED FEBRUARY 26, 2021, BY ITS DULY AUTHORIZED REPRESENTATIVE:

By:	/s/ Katie M. Bullen
Date:	February 26, 2021

SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement and agree to be bound by the terms hereof as a Key Holder.

KEY HOLDERS:

JAMES REINHART AND MICHELE REINHART AS TRUSTEES OF THE COSTANOA 2017 IRREVOCABLE GST TRUST

By:	/s/ James Reinhart
Name:	James Reinhart
Title:	Trustee
Date:	February 26, 2021

By:	/s/ Michele Reinhart
Name:	Michele Reinhart
Title:	Trustee
Date:	February 26, 2021
SIGNATURE PAGE TO
TENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

SCHEDULE A
INVESTORS

GLOBAL PRIVATE OPPORTUNITIES PARTNERS II LP	GLOBAL PRIVATE OPPORTUNITIES PARTNERS II OFFSHORE HOLDINGS LP
UPFRONT OPPORTUNITY FUND II, L.P.	UPFRONT OPPORTUNITY FUND I, L.P.
UPFRONT GROWTH I, L.P.	UPFRONT GROWTH II, L.P.
UPFRONT VENTURES IV, L.P.	FOUNDER COLLECTIVE, L.P.
HIGHLAND CAPITAL PARTNERS VII LIMITED PARTNERSHIP	FOUNDER COLLECTIVE ENTREPRENEURS' FUND, LLC
HIGHLAND CAPITAL PARTNERS VII-B LIMITED PARTNERSHIP	HIGH LINE VENTURE PARTNERS, LLC
HIGHLAND CAPITAL PARTNERS VII-C LIMITED PARTNERSHIP	BOJANGLES TRUST 2004
HIGHLAND ENTREPRENEURS' FUND VII LIMITED PARTNERSHIP	GALE & VINCE MCCLUSKEY
HIGHLAND CAPITAL PARTNERS VIII LIMITED PARTNERSHIP	NEXTVIEW VENTURES LLC
HIGHLAND CAPITAL PARTNERS VIII-B LIMITED PARTNERSHIP	NETPRICE.COM, LTD
HIGHLAND CAPITAL PARTNERS VIII-C LIMITED PARTNERSHIP	CAROLYN HOMER
REDPOINT VENTURES IV, L.P.	CHRISTINE AND ERIC KUECHERER
REDPOINT ASSOCIATES IV, LLC	ESTATE OF LEE LUBIN
TRINITY VENTURES X, L.P.	JOHN AND CORNELIA HUME

TRINITY X SIDE-BY-SIDE FUND, L.P.	BRIAN SWETTE
TRINITY X ENTREPRENEURS' FUND L.P.	ANNE RAIMONDI
CASTELLANI ASSOCIATES III	LAWRENCE P. CASTELLANI SR.
NEXTVIEW VENTURES I CO-INVEST FUND, L.P.	NEXTVIEW VENTURES, L.P
PETER S. REINHART	NORMAN MATTHEWS
PARK WEST INVESTORS MASTER FUND, LIMITED	PARK WEST PARTNERS INTERNATIONAL, LIMITED
IRVING INVESTORS PRIVATES HPC XI, LLC	MONTAUK VENTURES, LLC
113011 INVESTMENT HOLDINGS LLC	63019 HOLDINGS LLC
91313 INVESTMENT HOLDINGS LLC	PARAGON HOLDINGS I LLC
BEE HILL HOLDINGS LLC	YUTING ZENG
DYLAN GORMAN	KINGSPORT HOLDINGS LLC
KENNETH CHOI	LAUREN DERFNER

SCHEDULE B
KEY HOLDERS
Christopher Homer
Oliver H. Lubin
James G. Reinhart
James Reinhart and Michele Reinhart as Trustees of the Costanoa Family Trust dated July 22 2015 as amended
James Reinhart as Trustee of the Costanoa 2017 Trust dated May 5 2017
John Voris
Anthony Marino
Edward Albanese

Gale McCluskey

Amy Gaffney

Peter Reinhart

Jordan Park Trust Company LLC, Trustee of the Costanoa 2021 Irrevocable Trust Dated February 26, 2021

James Reinhart and Michele Reinhart as Trustees of the Costanoa 2017 Irrevocable GST Trust